EXHIBIT 10.11

SECOND AMENDMENT OF LEASE

This Second Amendment of Lease Agreement (this “Amendment”), dated as of the 26th day of July 2013, by and between TRIZECHAHN 1065 AVENUE OF THE AMERICAS PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and SEAMLESS NORTH AMERICA, LLC (formerly known as Seamlessweb Professional Solutions, LLC), a Delaware limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are the present parties to a lease dated as of May 19, 2011, as amended by that Amendment of Lease Agreement dated as of October 29, 2012 (as amended, the “Existing Lease”), demising to Tenant the entire fifteenth (15th) floor as more particularly set forth in the Existing Lease in Landlord’s building known as 1065 Avenue of the Americas, New York, New York.

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to allow Tenant to store equipment on the 16th floor of the Building on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:

1.Definitions. All capitalized terms contained in this Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Existing Lease unless otherwise defined herein. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Amendment and as hereafter amended.

2.Equipment. Landlord and Tenant acknowledge that Tenant is presently storing the equipment represented on Exhibit A attached hereto (the “Equipment”) on the southwest setback of the 16th floor of the Building (the “Setback”). Tenant may continue storing the Equipment on the Setback during the Term. Tenant may maintain and repair the Equipment, provided that Tenant is accompanied by a representative of Landlord in each instance of entry onto the Setback. Landlord and Tenant shall cooperate in the scheduling of any such entry. Tenant shall use commercially reasonable efforts not to interfere with the business operations of the tenant occupying the 16th floor of the Building in entering the 16th floor premises to access the Setback, or during any maintenance, repair or use of the Equipment. Tenant shall have no right to access or enter the Setback without a representative of Landlord present. All maintenance and repair of the Equipment shall be at Tenant’s cost. Tenant hereby agrees to indemnify Landlord and the Landlord Indemnified Parties from and against any and all liability, loss, claims, demands, damages and expenses (including reasonable attorneys’ fees, disbursements and court costs) due to or arising out of (a) personal injury or loss of life or (b) any damage to the Setback, the Building or any personal property of the tenant or occupant of the 16th floor, relating, in the case of either (a) or (b) above, to the Equipment.

3.Lease Ratified. Except as modified by this Amendment, the Existing Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect, and are hereby ratified and confirmed.

4.Successors and Assigns. The covenants, agreements, terms and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.

5.Changes to be in Writing. This Amendment may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

6.Not Binding Until Executed by Landlord and Tenant. This Amendment shall not be binding in any respect upon Landlord or Tenant until a counterpart hereof is executed by each of Landlord and Tenant and delivered to the respective other party.

7.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE(S) ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

TRIZECHAHN 1065 AVENUE OF THE AMERICAS PROPERTY OWNER LLC, a Delaware limited liability company

By:	/s/ Adam R. Goldenberg
Name:	Adam R. Goldenberg
Title:	Market Managing Director

TENANT:

SEAMLESSWEB NORTH AMERICA, LLC, a Delaware limited liability company

By:	/s/ Ted Pastva
Name:	Ted Pastva
Title:	VP Finance

131608.00412/7195303v.3

Exhibit A

Equipment

131608.00412/7195303v.3